UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2020

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way	Marlborough	Massachusetts	01752-1234
(Address of Principal Executive Offices)			(Zip Code)

508 683-4000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01     Other Events.

On April 10, 2020, Boston Scientific Corporation issued a press release announcing that its Annual Meeting of Stockholders, to be held on May 7, 2020 at 8:00 a.m. Eastern Time, will be a virtual-only meeting via live audio webcast. The Company has made this decision to host a virtual-only meeting in direct response to the public health impact of the coronavirus outbreak (COVID-19), and in accordance with orders issued by the Governor of the Commonwealth of Massachusetts limiting public gatherings and to support the health and well-being of our stockholders, employees, directors and other participants. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Boston Scientific Corporation, dated April 10, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 10, 2020	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel